UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2026

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 203-6092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value per share	WGRX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

Effective as of February 4, 2026, the remaining member of the board of directors acted by consent in lieu of a meeting of the board of directors under Section 141(f) of the DGCL to elect Gary Herman (the “Newly Elected Director”) to the board of directors to serve as directors. The board of directors has since appointed Mr. Herman to serve as the chairman on the Audit Committee of the board of directors. Mr. Herman will be an “independent” director as defined under applicable rules of NASDAQ and the SEC.

Pursuant to the policies of the Company, each non-employee director will receive an annual cash retainer of $120,000, payable at the director’s election in cash or shares of Common Stock. These retainers are paid quarterly in arrears on or before the fifteenth (15th) business day following the end of each calendar quarter. Each non-employee director also receives an annual equity award of 60,000 shares of Common Stock under the Company’s Amended and Restated 2023 Equity Incentive Plan. These shares of Common Stock are to be issued annually in arrears on or before the fifteenth (15th) business day following the end of each calendar year. Non-employee directors are also reimbursed for reasonable travel expenses in connection with their attendance at board of director and committee meetings. Upon appointment, each non-employee directors will receive 200,000 restricted shares of Common Stock, vesting in equal installments over three (3) years.

There are no transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K related to the Newly Elected Director.

Further, there are no family relationships among any of the Company’s directors, executive officers and any of the Newly Elected Director.

Item 7.01 Regulation FD Disclosure.

On February 9, 2026, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibits 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibits 99.1.

The press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in the press releases include forward-looking statements within the meaning of applicable securities laws. Such forward-looking statements include, among others, statements regarding the Company’s projects, potential financial performance, and growth opportunities. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions are intended to identify certain of these forward-looking statements. These statements are based on the Company’s expectations and involve risks, uncertainties and other important factors that could cause the actual results performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Certain risks regarding the Company’s forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including an extensive discussion of these risks in the Company’s Registration Statement on Form S-1, declared effective by the SEC on September 25, 2025. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

Exhibit No.	Description
99.1	Press Release Dated February 9, 2026
104*	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2026	WELLGISTICS HEALTH, INC.

	By:	/s/ Prashant Patel
Prashant Patel, President